Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

RBS Global, Inc.

(Co-Issuing Entity in Respect of the Notes)

(Exact name of obligor as specified in its charter)

Delaware	01-0752045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4701 W. Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip code)

Rexnord LLC

(Co-Issuing Entity in Respect of the Notes)

(Exact name of obligor as specified in its charter)

Delaware	04-3722228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4701 W. Greenfield Avenue Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip code)

8.50% Senior Notes due 2018

and Guarantees of Senior Notes due 2018

(Title of the indenture securities)

GUARANTOR

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
The Falk Service Corporation	Delaware	39-1545847	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Prager Incorporated	Louisiana	72-0291860	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

PT Components, Inc.	Delaware	35-1537461	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

RBS Acquisition Corporation	Delaware	72-1538677	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

RBS China Holdings, L.L.C.	Delaware	68-0532389	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Rexnord Industries, LLC	Delaware	39-1626766	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Rexnord International Inc.	Delaware	39-1049617	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

W.M. Berg Inc.	Delaware	11-2583091	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Rexnord-Zurn Holdings, Inc.	Delaware	22-3568449	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

OEI, Inc.	Delaware	75-2270874	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

OEP, Inc.	Delaware	36-3114796	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Krikles, Inc.	Delaware	75-2740962	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Krikles Europe U.S.A., Inc.	Delaware	75-2438219	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Krikles Canada U.S.A., Inc.	Delaware	75-2438221	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Zurco, Inc.	Delaware	51-0338798	103 Springer Building, Concord Plaza 3411 Silverside Road P.O. Box 7048 Wilmington, Delaware 19803

Zurn International, Inc.	Delaware	25-1782107	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Zurn PEX, Inc.	Delaware	75-1248298	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Environmental Energy Company	California	93-0998392	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

HL Capital Corp.	California	95-4168463	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Zurnacq of California, Inc.	California	94-3125330	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Zurn Constructors, Inc.	California	95-3700653	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Gary Concrete Products, Inc.	Georgia	58-1985364	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Sanitary-Dash Manufacturing Co. Inc.	Connecticut	06-0734926	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Zurn EPC Services, Inc.	Washington	91-1091148	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
USI Atlantic Corp.	Delaware	22-3369326	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Zurn Industries, LLC	Delaware	25-1040754	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

GA Industries Holdings, LLC	Delaware	26-2152658	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

GA Industries, LLC	Delaware	25-1267725	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Rodney Hunt Company, Inc.	Massachusetts	04-3285203	4701 W. Greenfield Avenue Milwaukee, Wisconsin 53214

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None	with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 15th day of July 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ GREGORY S. CLARKE
Gregory S. Clarke
Vice President

EXHIBIT 6

July 15, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ GREGORY S. CLARKE
Gregory S. Clarke Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,410
Interest-bearing balances		44,873
Securities:
Held-to-maturity securities		0
Available-for-sale securities		140,265
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,091
Securities purchased under agreements to resell		3,199
Loans and lease financing receivables:
Loans and leases held for sale		25,990
Loans and leases, net of unearned income	706,137
LESS: Allowance for loan and lease losses	21,371
Loans and leases, net of unearned income and allowance		684,766
Trading Assets		29,567
Premises and fixed assets (including capitalized leases)		8,244
Other real estate owned		3,758
Investments in unconsolidated subsidiaries and associated companies		536
Direct and indirect investments in real estate ventures		121
Intangible assets
Goodwill		21,238
Other intangible assets		28,750
Other assets		57,082

Total assets		$1,065,890

LIABILITIES
Deposits:
In domestic offices		$719,663
Noninterest-bearing	150,785
Interest-bearing	568,878
In foreign offices, Edge and Agreement subsidiaries, and IBFs		83,908
Noninterest-bearing	1,221
Interest-bearing	82,687
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,562
Securities sold under agreements to repurchase		14,003

Dollar Amounts In Millions
Trading liabilities	10,396
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	55,783

Subordinated notes and debentures	21,583
Other liabilities	28,269

Total liabilities	$939,167

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	98,967
Retained earnings	21,137
Accumulated other comprehensive income	4,440
Other equity capital components	0

Total bank equity capital	125,064
Noncontrolling (minority) interests in consolidated subsidiaries	1,659

Total equity capital	126,723

Total liabilities, and equity capital	$1,065,890

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin